Exhibit 99.1

News Release

Investor Contact

Ken Diptee

Executive Director, Investor Relations

818-637-3632

Media Contact

Amy Mason

Senior Vice President, Communications

818-637-4769

DineEquity Appoints Stephen P. Joyce as Chief Executive Officer

Board of Directors Amends Bylaws to Create Independent Chairman of the Board

GLENDALE, Calif., August 10, 2017 -- DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced the appointment of Stephen P. Joyce as the Company’s Chief Executive Officer, effective September 12, 2017.

“We are excited to announce Steve’s appointment as Chief Executive Officer. The members of a search committee of the Board of Directors, with the assistance of the executive search firm, Heidrick and Struggles, have carefully identified and evaluated a number of highly-qualified candidates across the nation, and concluded that Steve is clearly the best fit to lead the Company and its two iconic brands,” said Caroline W. Nahas, lead Director of DineEquity, Inc. “Steve has a long and proven track record of successfully leading global consumer franchised businesses. While serving as chief executive officer of Choice Hotels, Steve was instrumental in developing a robust performance-based culture, placing an emphasis on agility and innovation and creating momentum and opportunity for the company, franchisees and shareholders. He was also responsible for driving significant growth during one of the most challenging markets in the industry’s history. Throughout his three decades of senior leadership in the hospitality and restaurant industries, Steve has accumulated a wealth of experience in franchising, marketing, operations, finance and development. These skills ideally position him to execute upon and enhance our turnaround initiative for Applebee’s and our growth plans for IHOP.”

“Importantly, Steve is well aware of the efforts underway to re-empower and place on a solid growth course both the Applebee’s and IHOP businesses. In his role as a member of the Board of Directors, he has developed a deep understanding of our business and brands and a commitment to the well-being of our franchisees and shareholders. I look forward to working with him in his new role,” commented Richard J. Dahl, Chairman of the Board of Directors.

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“Over the last five years, I have seen DineEquity, Applebee’s and IHOP experience both incredible success and challenging periods, like the one we are in today,” said Joyce. “During my time as a director, I’ve come to understand many of the strengths, weaknesses and opportunities before us. I guess you could say I’m coming into this eyes wide open and what I see is a future filled with tremendous possibilities. With a talented management team, a committed franchisee base, and a strong group of shareholders, I look forward working to stabilize performance at Applebee’s and identify new pathways to growth for IHOP. I am committed to creating increased shareholder value at DineEquity and financial success for our franchisees and team members. I am thrilled at the opportunity to lead this Company and its iconic brands into their next chapter.”

Richard J. Dahl, Chairman of the Board and Interim Chief Executive Officer, will remain as Chairman and will continue to serve as Interim Chief Executive Officer until Mr. Joyce assumes the role of Chief Executive Officer on September 12, 2017. Mr. Joyce will remain on the Board of Directors.

In connection with this appointment, the Board of Directors has taken steps to align its organizational structure with current corporate governance best practices by approving amendments to the Company’s Amended Bylaws, effective September 12, 2017, to separate the roles of Chairman of the Board of Directors and Chief Executive Officer and to require the Chairman of the Board of Directors to be selected from the independent members of the Board of Directors. As such, once Mr. Joyce assumes the role of Chief Executive Officer, the Chairman of the Board of Directors will be an independent director.

Stephen Joyce Biography

Stephen P. Joyce has served as Chief Executive Officer and member of the Board of Directors of Choice Hotels International, Inc. (NYSE: CHH), one of the world’s largest hotel companies with over 6,500 hotels franchised in more than 40 countries and territories, since June 2008. With a successful career in the hospitality industry spanning over three decades, Mr. Joyce has a proven track record of developing and growing some of the best-known hotel brands in markets worldwide.

Since Mr. Joyce took the helm of Choice Hotels, he led the company on an impressive and focused growth strategy, resulting in a significant gain in the company’s market share, expansion into new markets and the advancement of new brands. Under Mr. Joyce’s leadership as president and chief executive officer of the company, including during one of the most historically challenging environments for the industry, Choice Hotels outpaced industry growth, increased market share, significantly improved guest satisfaction results and increased RevPAR index versus its peers.

In addition, Mr. Joyce’s leadership resulted in further enhancements to the company’s marketing strategies, brand awareness and eCommerce initiatives, including the launch of the industry’s first global iPhone application and the highest year-over-year growth in the company’s award-winning Choice Privileges loyalty program, which now has more than 32 million members.

Prior to joining Choice Hotels, Mr. Joyce served as executive vice president, global development/owner and franchise services for Marriott International, Inc., where he was responsible for the development of Marriott’s hospitality brands worldwide. Under his leadership at Marriott, its global development group successfully grew the company’s hotel brands worldwide including all mixed-use and real estate development. Prior to leading Marriott’s growth efforts, Mr. Joyce held numerous positions in franchising, finance and operational consulting.

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An active member of the hospitality industry and business community, Mr. Joyce serves on a variety of boards and community organizations. A long-standing member of the International Franchise Association, Mr. Joyce has held many leadership roles there, including chairman. He is also the former chairman of the U.S. Travel Association and is currently the vice chairman of the Board of Trustees of the ServiceSource Foundation. In addition, he has served as a member of the Board of Directors for: DineEquity, Inc. since 2012; Hospitality Investors Trust, Inc., the Wolf Trap Foundation for the Performing Arts; the Autism Learning Center; and The Real Estate Roundtable.

Mr. Joyce holds a Bachelor’s Degree in Commerce from the University of Virginia and has completed graduate work at Cornell University, Wharton Business School and the Aspen Institute.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc. (NYSE: DIN), through its subsidiaries, franchises restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,700 restaurants combined in 19 countries and approximately 400 franchisees, DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s website located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency

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proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.